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                                                                    EXHIBIT 23.2

                        Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 1999 relating to the financial statements, which appears in McDermott International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference of our report dated May 14, 1999 relating to Schedule 1-Condensed Financial Information of such registrant, which appears in such Annual Report on Form 10-K, as amended.




PricewaterhouseCoopers LLP
New Orleans, Louisiana
August 24, 1999